EXHIBIT 24(b)(11)




                       INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Global Fund:

We consent to the use of our report dated October 21, 1996, included in the Registration Statement.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP



Denver, Colorado
December 23, 1996